           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1998
                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                          SPECTRA-PHYSICS LASERS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     1335 TERRA BELLA AVENUE                             77-0264342
(State of Incorporation)                     BUILDING 7                                (I.R.S. Employer
                                      MOUNTAIN VIEW, CALIFORNIA 94043                  Identification Number)
                                    (Address of principal executive offices)
                                                (Zip Code)



                      SPECTRA-PHYSICS RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                              Mr. Patrick L. Edsell
                          Spectra-Physics Lasers, Inc.
                             1335 Terra Bella Avenue
                                   Building 7
                         Mountain View, California 94043
                     (Name and address of agent for service)
                                 (650) 961-2550
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                        Attention: Carmen J. Romano, Esq.


                         CALCULATION OF REGISTRATION FEE

------------------------- ----------------------- ---------------------------- ------------------------------ ----------------
Title of securities to    Number of shares to     Proposed maximum offering    Proposed maximum aggregate     Amount of
be registered             be registered           price per share (1)          offering price (1)             registration
                                                                                                              fee
------------------------- ----------------------- ---------------------------- ------------------------------ ----------------
Common Stock, par value
$.01 per share                  408,043                    $17.81                        $7,267,245.83           $2,143.84
------------------------- ----------------------- ---------------------------- ------------------------------ ----------------


  (1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c) promulgated under the Securities Act of 1933 on the basis of $17.81 per share, the average of the high and low prices of the Company's Common Stock as reported for May 26, 1998.

                                     PART I.
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

         Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

         The following reoffer prospectus filed as part of this registration statement has been prepared in accordance with General Instruction C of Form S-8 and, pursuant thereto, may be used for reofferings and resales of the shares of Common Stock, par value $.01 per share, of Spectra-Physics Lasers, Inc. which are registered hereby and have been acquired by certain employees of Opto Power Corporation, a wholly owned subsidiary of Spectra-Physics Lasers, Inc., under the plan described below.

    REOFFER
PROSPECTUS
                                 408,043 SHARES
                          SPECTRA-PHYSICS LASERS, INC.
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)



         This Prospectus relates to the reoffer of 408,043 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Spectra-Physics Lasers, Inc. (the "Company") which are owned by and have been awarded to the selling stockholders referred to herein (the "Selling Stockholders") pursuant to the Spectra-Physics Restricted Stock Plan. The Company will not receive any proceeds from any sale of shares of Common Stock offered hereby. See "Use of Proceeds" and "Selling Security Holders."



         The shares of Common Stock may be sold through any of several methods, including transactions on the Nasdaq National Market of The Nasdaq Stock Market, Inc. ("Nasdaq") or otherwise, at prevailing market prices at the time of sale, or in privately negotiated transactions at prices agreed upon by the parties. See "Plan of Distribution." All broker commissions or discounts will be paid by the Selling Stockholders.



         The Common Stock is listed on Nasdaq under the symbol "SPLI."



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         Neither delivery of this Prospectus nor any sale made hereunder shall, under the circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the dates as to which information is set forth herein.



                  The date of this Prospectus is May 29, 1998.

                                TABLE OF CONTENTS

Available Information..........................................................................................2

Incorporation of Certain Documents By Reference................................................................2

The Company....................................................................................................3

Use of Proceeds................................................................................................3

Selling Security Holders.......................................................................................3

Plan of Distribution...........................................................................................4

Indemnification of Directors and Officers......................................................................5

Experts........................................................................................................5

Disclosure Regarding Forward-Looking Statements................................................................5





                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at prescribed rates at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference into this Prospectus:

         1. The Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1998 (File No. 000-23461), filed May 12, 1998;

         2. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-23461), filed March 27, 1998; and

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-23461) and the information incorporated therein by reference appearing under the caption "Description of Capital Stock" beginning on page 52 of the Prospectus included as part of the Company's Registration Statement on Form S-1 (File No. 333-38329), which Prospectus was filed December 12, 1997 pursuant to Rule 424(b) promulgated under the Securities Act, including any amendments or reports for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing with the Commission of a post-effective amendment that (i) indicates that all securities registered hereby have been sold or (ii) effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to any person to whom this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference into this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents so incorporated. Requests for such copies should be directed to Thomas J. Scannell, Corporate Secretary, Spectra-Physics Lasers, Inc., 1335 Terra Bella Avenue, Building 7, Mountain View, California 94043 (telephone 650-961-2550).



                                   THE COMPANY

         The Company designs, develops, manufactures and distributes lasers and laser systems for a broad range of markets. For more detailed information about the Company, reference is made to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and other reports and information incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents By Reference."

         The Company's principal executive offices are located at 1335 Terra Bella Avenue, Building 7, Mountain View, California 94043, and its telephone number is (650) 961-2550.



                                 USE OF PROCEEDS

         All shares of Common Stock sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own accounts, and the Company will not receive any of the proceeds from such sales.



                            SELLING SECURITY HOLDERS

         The shares of Common Stock covered by this Prospectus were issued by the Company to the Selling Stockholders pursuant to the Spectra-Physics Restricted Stock Plan (the "Plan").

         All of the shares of Common Stock offered hereby were acquired by the Selling Stockholders prior to the date hereof in transactions exempt from the registration requirements of the Securities Act. Subject to the restrictions on sale described under the table below, the Selling Stockholders may sell from time to time any of the shares of Common Stock covered by this Prospectus. Therefore, no estimate may be given as to the number of shares that may be reoffered for sale under this Prospectus at any given time.

         The table below sets forth the following information, assuming sale by the Selling Stockholders of all shares of Common Stock awarded under the Plan prior to the date hereof: (1) the name of the Selling Stockholder and positions held by the Selling Stockholder within the past three years with Opto Power Corporation, the Company's wholly owned subsidiary; (2) the number of shares of Common Stock owned by the Selling Stockholder as of the date hereof prior to the offering covered by this Prospectus; (3) the number of shares of Common Stock offered by this Prospectus for the account of the Selling Stockholder; and (4) the number of shares of Common Stock to be owned by the Selling Stockholder if all shares covered by this Prospectus held by such stockholder are sold.



---------------------------------------------------------------------------------------------
                                                                            SHARES TO BE
             NAME AND POSITION OF             SHARES          SHARES         OWNED AFTER
             SELLING STOCKHOLDER              OWNED          OFFERED*          SALE
---------------------------------------------------------------------------------------------
Thomas C. Dearmin
     Vice President, Sales                    55,159           55,159             0
     Opto Power Corporation
---------------------------------------------------------------------------------------------
Rushikesh Patel
     Vice President, Engineering             118,557          118,557             0
     Opto Power Corporation
---------------------------------------------------------------------------------------------
John M. Tracy
     President                               234,327          234,327             0
     Opto Power Corporation
---------------------------------------------------------------------------------------------

   * Under the terms of the Plan, the Common Stock covered by this Prospectus cannot be sold by the Selling Stockholders except as follows: 25% of the shares owned by each of the Selling Stockholders may be transferred beginning June 17, 1998 and an additional 25% of such shares become transferable on each of December 17, 1998, June 17, 1999 and December 17, 1999.



                              PLAN OF DISTRIBUTION

         The Common Stock offered hereby may be sold from time to time in one or more transactions through any of several methods, including in transactions on Nasdaq, in ordinary brokerage transactions or block transactions, in distributions pursuant to and in accordance with the over-the-counter market on which the shares may be traded, in negotiated transactions, through underwriters or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares through a broker or brokers or underwriters, who may act as principal or agent or both agent and principal, and such brokers or underwriters may receive compensation from the Selling Stockholders not to exceed that which is customary for the particular transactions.

         Any shares of Common Stock covered by this Prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under that rule rather than pursuant to this Prospectus. There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered by them under this Prospectus. The Company will not receive any proceeds from any sale of the shares of Common Stock covered in this Prospectus.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Bylaws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Reference is made to the Company's Certificate of Incorporation and Bylaws, filed as Exhibits 3.1 and 3.2, respectively, of the Company's most recent Annual Report on Form 10-K, which is incorporated herein by reference. See "Incorporation of Certain Documents By Reference."

         The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1996 and 1997 and the consolidated statements of operations, cash flows and stockholders' equity (deficit) for each of the three years in the period ended December 31, 1997, incorporated by reference in this registration statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus (including without limitation the documents incorporated herein by reference) includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These include risks discussed under the caption "Risk Factors" in the Company's most recent Annual Report on Form 10-K, which is incorporated herein by reference, as well as risks discussed in other forms and reports filed by the Company with the Commission. Prospective investors in the Common Stock covered by this Prospectus are cautioned not to place undue reliance on such forward-looking statements. The Company assumes no obligation to update information contained in such forward-looking statements.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.



ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference into this registration statement:

         1. The Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1998 (File No. 000-23461), filed May 12, 1998;

         2. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-23461), filed March 27, 1998; and

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-23461) and the information incorporated therein by reference appearing under the caption "Description of Capital Stock" beginning on page 52 of the Prospectus included as part of the Company's Registration Statement on Form S-1 (File No. 333-38329), which Prospectus was filed December 12, 1997 pursuant to Rule 424(b) promulgated under the Securities Act, including any amendments or reports for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing with the Commission of a post-effective amendment that (i) indicates that all securities registered hereby have been sold or (ii) effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.



ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.



ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.



ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the DGCL, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Bylaws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law.

         The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         The shares of Common Stock to be resold by the Selling Stockholders were issued to such stockholders pursuant to the exemption from registration under the Securities Act provided in Section 4(2) thereof. Each of the Selling Stockholders was an employee of Opto Power Corporation, the Company's wholly owned subsidiary, at the time rights for such shares were issued to each such stockholder pursuant to the Plan, and through such position had adequate access to information about the Company to make an informed investment decision.



ITEM 8.           EXHIBITS.

Exhibit
Number            Description
------            -----------

4.1 The relevant portions of the Company's Certificate of Incorporation defining the rights of holders of Common Stock (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-38329), filed October 21, 1997).

4.2 Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Company's Registration Statement on Form S-1, filed November 26, 1997).

5                 Not applicable.

15                Not applicable.

23                Consent of Coopers & Lybrand L.L.P. (contained on page II-5).

24                Power of Attorney (included on signature page).



ITEM 9.                    UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




            [The remainder of this page is left blank intentionally.]

                                   SIGNATURES

         The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 29, 1998.

                                        SPECTRA-PHYSICS LASERS, INC.



                                        By:  /s/ Patrick L. Edsell
                                             --------------------------
                                             Patrick L. Edsell
                                             Chairman, President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick L. Edsell and Thomas J. Scannell, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                         Title                                            Date
      ---------                                         -----                                            ----

                                              Chairman, President and
/s/ Patrick L. Edsell                         Chief Executive Officer and Director                  May 29, 1998
----------------------------                  (principal executive officer)
Patrick L. Edsell

                                              Vice President, Finance
/s/ Thomas J. Scannell                       (principal financial officer and principal             May 29, 1998
----------------------------                  accounting officer)
Thomas J. Scannell


/s/ Lawrence C. Karlson                               Director                                      May 29, 1998
----------------------------
Lawrence C. Karlson


/s/ Lennart F. Rappe                                  Director                                      May 29, 1998
----------------------------
Lennart F. Rappe


/s/ Lars Spongberg                                    Director                                      May 29, 1998
----------------------------
Lars Spongberg


/s/ Thomas T. van Overbeek                             Director                                     May 29, 1998
----------------------------
Thomas T. van Overbeek

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement of Spectra-Physics Lasers, Inc. on Form S-8 relating to the reoffer of 408,043 shares of common stock, of our reports dated January 16, 1998, on our audits of the consolidated financial statements and financial statement schedule of Spectra-Physics Lasers, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, appearing in the Annual Report on Form 10-K (SEC File No. 000-23461) of Spectra-Physics Lasers, Inc., filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the caption "Experts."



                                                        COOPERS & LYBRAND L.L.P.



San Jose, California

May 27, 1998